Exhibit 10. 20

Confidential Materials omitted and filed separately with the
Securities and Exchange Commission.  Asterisks denote omissions.

SETTLEMENT AGREEMENT AND RELEASE

THIS Settlement Agreement and Release (“Settlement Agreement”), dated as of July 30, 2004, by and among (i) Education One Group, Inc. (“EOG”), (ii) Sallie Mae, Inc., (iii) Secondary Market Services, LLC (“SMS”), (iv) SLM Education Credit Finance Corporation (“ECFC”) (collectively, “Sallie Mae” or the “Sallie Mae Parties”), (v) Bank One, National Association (“Bank One”), (vi) solely with respect to the provisions of Section 5, the final sentence of Section 6.A, the final sentence of Section 7.G, and Section 11 hereof, JPMorgan Chase & Co. (“JPMorgan”), (vii) Banc One Education Finance Corp, (viii) solely with respect to the provisions of Section 5 and Section 11, the Student Loan Marketing Association, and (ix) solely with respect to the provisions of Section 5 and Section 11, SLM Corporation.

WHEREAS, Bank One and EOG entered into that certain Marketing and Liquidity Services Agreement effective as of December 31, 1999 (as amended, the “Marketing Agreement”) and that certain Asset Purchase Agreement effective as of December 31, 1999 (the “Asset Purchase Agreement”);

WHEREAS, JPMorgan and EOG are parties to that certain License Agreement effective as of December 31, 1999 (the “License Agreement”) and that certain Employee Lease Agreement effective as of December 31, 1999 (the “Employee Lease Agreement”);

WHEREAS, the Marketing Agreement, the Asset Purchase Agreement, the License Agreement, and the Employee Lease Agreement are sometimes referred to herein as the “Material Agreements”;

WHEREAS, ECFC, Sallie Mae, Inc., and Bank One are parties to that certain Amended and Restated ExportSS® Agreement dated as of January 1, 2000 (as amended, the “ExportSS Agreement”);

WHEREAS, Bank One and J.P. Morgan Trust Company, N.A. (“Trustee”), acting as trustee and agent for SMS, are parties to a Loan Purchase Agreement dated as of October 1, 1999 (as amended, the “USA LPA”);

WHEREAS, Bank One and Trustee are parties to a Commitment for FFELP Loan Sale Transactions dated as of October 1, 1999 (as amended, the “Commitment”);

WHEREAS, Bank One provided notice on July 1, 2004 to EOG of Bank One’s election to terminate the Material Agreements pursuant to Section 3.4(I)(ii)(d) of the Marketing Agreement;

WHEREAS, Bank One remitted the maximum termination fee provided by Section 3.4(I)(ii)(d) of the Marketing Agreement, $14,000,000, to EOG by wire transfer on July 9, 2004, with reservation of the right to recover such portion thereof that exceeded the termination fee based upon the actual Number of Applications for the Contract Year Immediately Prior to Termination;

WHEREAS, EOG has placed the $14,000,000 payment into an escrow account;

WHEREAS, EOG has asserted that the termination is ineffective and that the Marketing Agreement remains in full force and effect and Bank One maintains that the termination is effective and that the Marketing Agreement is terminated;

WHEREAS, on July 1, 2004, EOG invoked the dispute resolution process specified in Section 12.1 of the Marketing Agreement, and the Parties have attempted to resolve their disputes;

WHEREAS, having engaged in the dispute resolution process, the Parties wish to resolve all disputes concerning the termination of the Material Agreements, and without any admission of liability by EOG or Bank One.

NOW THEREFORE, in consideration of the above premises, and the mutual promises and covenants contained herein, the receipt and sufficiency of which is hereby acknowledged by execution of this Settlement Agreement, the Parties agree as follows:

1.                                      Definitions.

A.                                   “EOG Related Persons” means the Sallie Mae Parties and their predecessors, successors, assigns, and their respective past or present parent corporations, subsidiaries, affiliates, holding companies, divisions, offices, unincorporated business units, partners, insurers, officers, directors, shareholders, managers, employees, agents, servants, representatives, officials, attorneys, associates, and trustees.

B.                                     “Bank One Related Persons” means Bank One and its predecessors, successors, assigns, and their respective past or present parent corporations, subsidiaries, affiliates, holding companies, divisions, branches, offices, unincorporated business units, partners, insurers, officers, directors, shareholders, managers, employees (including without limitation any EOG Employee who accepted an offer of employment from Bank One subsequent to July 1, 2004), agents, servants, representatives, officials, attorneys, associates, and trustees.

C.                                     “EOG Employees” means individuals employed by EOG as of July 1, 2004.

D.                                    “Settlement Agreement” means this Settlement Agreement and Release.

E.                                      “Parties” means the signatories hereto.

F.                                      “Sallie Mae Parties” has the meaning set forth in the preamble to this Settlement Agreement.

G.                                     “Academic Year” means a 12-month period commencing July 1 of a calendar year and ending June 30 of the immediately succeeding calendar year.

H.                                    “Act” means the Higher Education Act of 1965, as amended.

Capitalized terms not otherwise defined herein shall have the meanings set forth in the applicable agreements.

2.                                      Termination of Material Agreements.

A.                                   The Sallie Mae Parties hereby withdraw their objection to and irrevocably consent to (i) Bank One’s termination of the Material Agreements effective as of July 1, 2004 pursuant to Section 3.4(I)(ii)(d) of the Marketing Agreement, and (ii) Bank One’s soliciting, hiring and employing EOG Employees pursuant to Section 3.4(III) of the Marketing Agreement.

B.                                     The Sallie Mae Parties hereby acknowledge that Bank One remitted to EOG the maximum termination fee provided by Section 3.4(I)(ii)(d) of the Marketing Agreement, $14,000,000.00, to EOG by wire transfer on July 9, 2004, with reservation of the right to recover such portion thereof that exceeded the termination fee based upon the actual Number of Applications for the Contract Year Immediately Prior to Termination.

C.                                     Bank One hereby acknowledges that EOG is entitled to the termination fee in the amount of $14,000,000.00 that was remitted to EOG by Bank One on July 9, 2004 and placed by EOG in an escrow account pending resolution of the disputes between the Parties.  The Sallie Mae Parties and Bank One hereby acknowledge that the $14,000,000.00 termination fee is the full termination fee to which EOG is entitled under the Marketing Agreement, pursuant to and within the meaning of Section 3.4(I)(ii)(d) and Section 3.5 of the Marketing Agreement.

D.                                    Pursuant to Section 9.11 of the Marketing Agreement, Bank One will not be obligated to pay EOG the Marketing Fees, Liquidity Fees or the Standby Commitment Fees with respect to any FFELP Loans that were or will be initially disbursed after July 1, 2004, the termination date of the Marketing Agreement.

3.                                      Cooperation in Transition of Employment.

The EOG Related Persons shall (i) immediately withdraw any and all offers or counteroffers regarding employment extended to any EOG Employee since July 1, 2004, except for offers or counteroffers made to the following EOG employees: [**] (the “Excluded Employees”); and (ii) hereafter refrain from making any offers or counteroffers of employment to any EOG Employee, except for the Excluded Employees, from the date of this Settlement Agreement and for a period ending 44 days after the date each EOG Employee commences employment with Bank One.  EOG hereby irrevocably and completely waives any right to receive, and irrevocably and completely releases any EOG Employee from the requirement to provide, any notice from any EOG Employee of intent to leave the employ of EOG, and agrees that any EOG Employee who has accepted or who hereafter accepts an offer of employment extended by Bank One may immediately resign from EOG and commence work at Bank One on such date as such EOG Employee and Bank One shall agree; provided, that the Parties hereby agree that the final date that any such EOG

Employees will be employed by EOG will be August 6, 2004.  The EOG Related Persons shall cooperate with the transition of the EOG employees to Bank One in accordance with Section 3.4(III) of the Marketing Agreement.  Bank One hereby agrees to promptly inform Sallie Mae of any EOG Employee who, subsequent to the date of this Agreement, rejects a Bank One offer of employment that is pending as of the date hereof and such employee shall be deemed an Excluded Employee for purposes of this Section 3; provided, however, that the EOG Related Persons have complied with the provisions of this Section 3 herein with respect to such EOG Employee.

4.                                      Asset Transfers.

A.                                   The Sallie Mae Parties shall use all commercially reasonable efforts to promptly, but no more than fourteen (14) days after the execution of this Settlement Agreement, transfer to Bank One or Banc One Education Finance Corp. in accordance with Section 3.4(III) of the Marketing Agreement, to the extent owned, leased, or licensed by the Sallie Mae Parties (and subject to the restrictions on assignment contained within any such license or lease agreement), all property listed on Schedule 2 hereto (the “Transferred Property”).  Bank One agrees that within ten (10) days after receipt of all of the Transferred Property, it shall pay to EOG $[**] for the property listed on Schedule 2 hereto.  The Sallie Mae Parties further agree: (i) that for a period of 44 days from the date of execution of this Settlement Agreement and upon written request to the Sallie Mae Parties in accordance with the notice provisions of Section 29 hereof, they will use all commercially reasonable efforts to transfer to Bank One or Banc One Education Finance Corp., for appropriate compensation, in accordance with Section 3.4(III) of the Marketing Agreement, to the extent owned, leased, or licensed by the Sallie Mae Parties (and subject to the restrictions on assignment contained within any such license or lease agreement), any other intangible property, software (excluding software that is also being used by the Sallie Mae Parties other than EOG), data, or documents not identified on Schedule 2 hereto that includes Bank Data, Bank Customer Data, or Bank Student Loan Customer Data, that had been utilized by the EOG Employees; provided, that EOG’s Company Data or other Confidential Information of the Sallie Mae Parties will be removed prior to transfer.  Any such additional property so identified by Bank One in accordance with the preceding sentence shall be deemed part of the Transferred Property and the Parties agree to amend Schedule 2 to this Settlement Agreement accordingly.  The Sallie Mae Parties further agree: (i) to deliver to Bank One or Banc One Education Finance Corp. an assignment and bill of sale in the form of Schedule 8 hereto (and subject to the restrictions on assignment contained within any such license or lease agreement), reflecting the sale, conveyance, assignment, transfer and delivery of the Transferred Property and the assignment of contracts related to such Transferred Property; and (ii) in return for payment by Bank One or Banc One Education Finance Corp. of the following sums, to perform the following services for the time periods enumerated:

(a)                                  to continue to operate and maintain from the date hereof, substantially as it has prior to the date hereof, the websites known as www.studentloannet.com and www.educationone.com, for a period not to exceed sixty (60) days from the date on which the Transferred Property identified in items number 4 and 5 on Schedule 2 hereto has been transferred to Bank One or Banc One Education Finance Corp., in return for payment of $[**] per month (or any part thereof) for each such website, with the first month’s payment being due within five (5) business days following execution of this Settlement Agreement;

(b)                                 to continue to operate and maintain from the date hereof, substantially as it has prior to the date hereof, the Voice Response Unit (“VRU”) and toll-free 1-800 telephone numbers utilized in connection with such VRU, that are used in the conduct of EOG’s Business, for a period not to exceed sixty (60) days from August 6, 2004, in return for payment of (i) $[**] per month (or any part thereof) for the VRU, with the first month’s payment being due within five (5) business days following execution of this Settlement Agreement, and (ii) the actual costs incurred by the Sallie Mae Parties for continuing such toll-free 1-800 telephone numbers beyond August 6, 2004;

(c)                                  to continue to operate and maintain from the date hereof, substantially as it has prior to the date hereof, the telephone voice mail system used in the conduct of EOG’s Business, for a period not to exceed sixty (60) days from August 6, 2004, in return for payment in the amount of $[**] per month (or any part thereof) for each EOG Employee who accepts employment with Bank One or Banc One Education Finance Corp., with the first month’s payment being due within five (5) business days following execution of this Settlement Agreement; and

(d)                                 to give each EOG Employee who accepts employment with Bank One or Banc One Education Finance Corp. the ability to have an automatic reply with a business-appropriate message sent to the sender of each e-mail that is addressed to such EOG Employee, for a period not to exceed sixty (60) days from August 6, 2004, for no charge, for each EOG Employee who accepts employment with Bank One or Banc One Education Finance Corp.

B.                                     Sallie Mae, Inc. and its successors and assigns agree that so long as Bank One is selling loans to any of the Sallie Mae Parties pursuant to the ExportSS Agreement or the USA LPA, as modified by this Settlement Agreement, they will continue in a commercially reasonable manner to provide into Bank One’s EFIS system whatever information regarding the Bank One loans that the Sallie Mae Parties were providing into the EFIS system prior to July 1, 2004.

C.                                     The Sallie Mae Parties shall use all commercially reasonable efforts to promptly, but no more than fourteen (14) days after the execution of this Settlement Agreement, return to Bank One all Bank Data, Bank Customer Data, and Bank Student Loan Customer Data pursuant to Section 8.7 of the Marketing Agreement and all Bank One Confidential Information as well as any materials containing such Confidential Information pursuant to Section 9 of the Amended and Restated Confidentiality Agreement.  Bank One, in turn, agrees to use all commercially reasonable efforts to promptly, but no more than fourteen (14) days after execution of this Settlement Agreement, require all EOG employees who become employees of Bank One to return to EOG all Company Data. The Sallie Mae Parties further covenant and agree that all back-up copies of all Bank Data, Bank Customer Data, and Bank Student Loan Customer Data will be destroyed in accordance with Sallie Mae’s normal backup destruction procedures, and that prior to such destruction, the Sallie Mae Parties will not use the Bank Data, Bank Customer Data, and Bank Student Loan Customer Data for any purpose whatsoever.

D.                                    The Sallie Mae Parties shall use all commercially reasonable efforts to promptly, but no more than fourteen (14) days after the execution of this Settlement Agreement, deliver to Bank One (or destroy) all Templates and Marketing Materials in their possession or control upon which the Licensed Marks appear, pursuant to Section 9(d) of the License Agreement; provided, that nothing in this Section 4 shall be interpreted as requiring the Sallie Mae Parties to return or destroy their general marketing material upon which Bank One may be listed, if such material was not produced solely for use by EOG.

5.                                      Releases.

A.                                   The EOG Related Persons, and each of them, hereby irrevocably and unconditionally release and discharge, to the fullest extent permissible under applicable law, the Bank One Related Persons from, and covenant not to assert against the Bank One Related Persons in any forum, any and all claims, counterclaims, demands, actions, causes of action, debts, liabilities, damages, costs, fees, expenses, rights, duties, obligations, liens, petitions, suits, losses, controversies, executions, offsets and sums, of any kind or nature, whether direct or indirect, liquidated or unliquidated, contingent or actual, in law or equity, known or unknown, suspected or unsuspected, in contract or tort, or of whatever type or nature, from the beginning of time to the day and date of this Settlement Agreement, regarding, arising out of, related to, resulting from or in connection with (i) Bank One’s termination of the Material Agreements; (ii) the soliciting, hiring or employment of any EOG Employee by the Bank One Related Persons; or (iii) any of the Bank One Related Persons’ actions taken in connection with (i) and (ii) above (collectively, the “EOG Released Claims”).

B.                                     The Bank One Related Persons hereby irrevocably and unconditionally release and discharge, to the fullest extent permissible under applicable law, the EOG Related Persons from, and covenant not to assert against the EOG Related Persons in any forum, any claims, counterclaims, demands, actions, causes of action, debts, liabilities, damages, costs, fees, expenses, rights, duties, obligations, liens, petitions, suits, losses, controversies, executions, offsets and sums, of any kind or nature, whether direct or indirect, liquidated or unliquidated, contingent or actual, in law or equity, known or unknown, suspected or unsuspected, in contract or tort, or of whatever type or nature, from the beginning of time to the day and date of this Settlement Agreement, regarding, arising out of, related to, resulting from or in connection with any of the EOG Related Persons’ actions prior to the date hereof (i) relating to Bank One’s exercise of termination rights of the Material Agreements set forth in Section 3.4(I)(ii)(d) of the Marketing Agreement; (ii) in opposition to Bank One’s exercise of solicitation and hiring rights set forth in Section 3.4(III) of the Marketing Agreement; (iii) relating to the solicitation for employment by EOG Related Persons of the EOG employees; and (iv) any of the EOG Related Persons’ actions taken in connection with (i), (ii), and (iii) above (collectively the “Bank One Released Claims”).

C.                                     With respect to the releases provided herein, each of the Parties warrants and represents with respect to the EOG Released Claims, the EOG USA LPA Released Claims (defined below) and the Bank One Released Claims, as the case may be (collectively, the “Released Claims”), that:

1.                                       It has not heretofore assigned or transferred to any person any of the Released Claims and agrees to indemnify, defend, and hold harmless, the other and the other’s Related Persons, from any Released Claims asserted by any person based upon any such actual or purported assignment or transfer;

2.                                       No person has any lien, claim or interest in any of the Released Claims;

3.                                       It will not assign, subrogate or transfer to any person any of the Released Claims;

4.                                       It will not commence or prosecute, or induce any other person to commence or prosecute, any of the Released Claims;

5.                                       It is fully authorized to enter into and be bound by the terms of this Settlement Agreement, and that it is the legal and equitable owner and holder of all Released Claims; and

6.                                       The person signing this Settlement Agreement on its behalf has the authority to do so and to make the promises and releases contained herein and to enter into the agreements set forth herein on behalf of such Party.

D.                                    The releases herein shall in no way affect the right of any party hereto to seek enforcement of the terms of this Settlement Agreement.

6.                                      ExportSS Agreement.

The ExportSS Agreement is hereby amended as of July 1, 2004 as follows:

A.                                   The Commitment Period under the ExportSS® Agreement, including without limitation the Amendment of January 1, 2002 relating to MBA LOAN Private Loans and LAWLOAN Private Loans (but subject to the modifications set forth in Section 6 hereof), is hereby extended to August 31, 2008.  ECFC will have the right to designate the name of the purchaser of all loans sold under the ExportSS Agreement, which shall be a subsidiary of SLM Corporation or an affiliate of one of the Sallie Mae Parties.   Pursuant to Section 22 of the ExportSS Agreement, Bank One intends to assign the ExportSS Agreement to Banc One Education Finance Corp., and Banc One Education Finance Corp. intends to assume such obligations.   If such assignment occurs, Bank One shall also assign, and Banc One Education Finance Corp. shall assume, the loan sale obligations of Bank One under the ExportSS Agreement, as modified by this Settlement Agreement, with respect to loans made by Banc One Education Finance Corp.  Upon the effective date of such assignment, the rights and obligations of Bank One under the ExportSS Agreement shall only apply to Banc One Education Finance Corp. and not to Bank One.  Nothing in this Section 6.A shall be deemed a release of any obligations of Bank One under the ExportSS Agreement with respect to any Education Loans made by Bank One (i) prior to the effective date of such assignment or (ii) after the effective date of such assignment (unless, with respect to this clause (ii) only, Bank One merges into JPMorgan Chase Bank, in which event this clause 6.A(ii) shall not apply with respect to Education Loans made after the effective date of such merger).  Bank One and JPMorgan further agree that through the period ending August 31, 2008 they will not use the Bank One or Banc One names in connection with making or marketing Education Loans other than through Bank One, Banc One Education Finance Corp., or any other Bank One affiliate that was a Bank One affiliate prior to July 1, 2004 (and if they do make or market Education Loans through such Bank One affiliate, they will cause such Bank One affiliate to assume the loan sale obligations of Bank One under the ExportSS Agreement, as modified by this Settlement Agreement, with respect to loans made by such Bank One affiliate).

B.                                     Notwithstanding anything in the ExportSS Agreement to the contrary, Loans made by Bank One under the Act that are serviced by Great Lakes Education Loan Services, Inc. or its predecessors, affiliates, or successors (“GLELSI”) that are guaranteed for the 2004-2005 Academic Year will continue to be sold under the terms of the ExportSS Agreement, as amended by this Section 6 herein.  Loans made by Bank One under the Act that are serviced by GLELSI that are guaranteed for the 2005-2006 and subsequent Academic Years during the Commitment Period under the ExportSS Agreement that are (1) Serial Loans or (2) made to borrowers in connection with attendance at the schools listed on Schedule 3 hereof will remain subject to sale under the terms set forth in the ExportSS Agreement as amended by this Section 6 hereof. For purposes of clarity, effective as of the date hereof, the schools listed on Schedule 3 hereto shall not be deemed to be Custom Deal Loan schools (but nothing in this Section 6.B shall be interpreted as preventing such schools from becoming Custom Deal Loan schools in the future).  The obligations set forth in Section 6.B(2) hereof shall not be applicable to any school listed on Schedule 3 hereof if an EOG Related Person provides Custom Deal Loans (as defined in Section 6 herein) to such school and Bank One is not on the preferred lender list at such school originating such Custom Deal Loans at such school, but this exclusion shall only apply with respect to loans made after the date Bank One is removed from such preferred lender list.

C.                                   Except as otherwise provided in Section 6.B, Section 7.E(2), and Section 7.E(3) below, the obligations under Section 9 (Future Required Sales) of the ExportSS Agreement and Section 10 – (Sales to Third Parties) of the ExportSS Agreement do not include: (1) any Loans made by Bank One under the Act or (2) any non-FFELP loans made by Bank One that are not a Private Loan as defined in the ExportSS Agreement, which, with respect to (1) and/or (2) above, are processed by or through Sallie Mae’s OpenNet File Management System or its successor file management system and that are not otherwise also originated, processed and/or serviced by SLM Corporation, Sallie Mae, or any of their subsidiaries or affiliates on their respective originations and/or servicing platforms.

D.                                    Notwithstanding the definition of Purchase Price under the ExportSS Agreement, the Purchase Price under the ExportSS Agreement for the Commitment Period, as amended by this Settlement Agreement, and for all Loans and Serial Loans required to be sold after the termination or expiration of the Commitment Period, is as follows:

(1)          for Eligible FFELP Loans (except for Custom Deal Loans described below), (a) 100.00% of the aggregate Principal Balance of such Eligible FFELP

Loans; plus (b) 100.00% of the accrued interest that is payable by the Borrowers; plus (c) solely for Loans that are sold within the time frames set forth in Section 9 (Future Required Sales), a premium equal to [**]% of the aggregate Principal Balance of such Loans; and

(2)          for Custom Deal Loans that are FFELP Loans (other than Custom Deal Loans made in connection with attendance at the schools listed in Schedule 1 hereto), (a) 100.00% of the aggregate Principal Balance of such Loans; plus (b) 100.00% of the accrued interest that is payable by the Borrowers; plus (c) solely for Loans that are sold within the time frames set forth in Section 9 (Future Required Sales), a premium equal to [**]% of the aggregate Principal Balance of such Loans; and

(3)          for Custom Deal Loans that are FFELP Loans made in connection with attendance at schools listed in Schedule 1 hereto, (a) 100.00% of the aggregate Principal Balance of such Loans; plus (b) 100.00% of the accrued interest that is payable by the Borrowers; plus (c) solely for Loans that are sold within the time frames set forth in Section 9 (Future Required Sales), a premium equal to [**]% of the aggregate Principal Balance of such Loans.  This revised pricing will apply with respect to all such Loans made to Borrowers at the schools listed in Schedule 1 hereto, and to Loans made to Borrowers at other Indiana University campuses, if such Borrowers receive substantially identical benefits as described in the letter dated January 28, 2004, to Jennifer Foutty of Indiana University, a copy of which is attached hereto as Schedule 7 (the “Indiana Custom Deal”), including Serial Loans originated after the expiration of such Indiana Custom Deal if such Serial Loans are provided substantially identical benefits as the benefits that were provided in the Indiana Custom Deal.  Sallie Mae, Inc. agrees to provide prompt written notice to Bank One detailing any change(s) to the benefits provided in the Indiana Custom Deal; and

(4)          for FFELP Loans that have passed the required sales dates set forth in Section 9 (Future Required Sales), and the reason for such fact is not due to the fault of an EOG Related Person, the applicable EOG Related Person may, if it so chooses, purchase any such Loans that are not more than 60 days delinquent in the payment of principal and interest as of the date of sale under the terms of the ExportSS Agreement, at the applicable Purchase Price set forth in the ExportSS Agreement, as amended in Section 6 hereof; and

(5)          for FFELP Loans being purchased that were made to finance attendance at an educational institution for which the Institutional Default Rate equals or exceeds 25%, (a) 100.00% of the aggregate Principal Balance of such Loans; plus (b) 100.00% of the accrued interest that is payable by the Borrowers, minus a servicing charge of $8.00 for each Account containing such a Loan.

E.                                      Custom Deal Loans will include Loans made under the Act that are (i) MBALoans, LAWLOANS, and MEDLOANS, (ii)  loans made in connection with attendance at the schools listed in Schedule 1 hereto (subject to the last two sentences of Section 6.D(3) above), and (iii) loans made in connection with attendance at such other schools with respect to which Sallie Mae has agreed to provide custom loan terms, which shall mean changes to its standard Signature Education Loan, MBALoan private loan, LAWLOANS private loan, or MEDLOANS private loan interest rates, terms, or credit criteria, changes to standard FFELP borrower benefits, and/or Opportunity Loans, and such custom loan terms (as described in Section 6.E(iii) immediately above) are set forth in a letter of understanding executed by an EOG Related Person and such applicable schools (“Custom Deal”), provided that Bank One and such EOG Related Person have agreed to Bank One’s participation in the Custom Deal at such school (collectively, “Custom Deal Loans”), it being understood that neither party is under any obligation to agree to such participation in a Custom Deal at any such school.

F.                                      Bank One agrees that, notwithstanding any other provision of this Settlement Agreement, it shall, during the term of the ExportSS Agreement, only offer to make Signature Loans, MBA LOAN Private Loans, LAWLOAN Private Loans and/or Opportunity Loans at a particular school during a given Academic Year if it also agrees to sell all non-Serial FFELP loans it makes at such particular school during the same Academic Year to ECFC or its designee on the sales timing set forth in Section 9 (Future Required Sales) of the ExportSS Agreement and for the Purchase Price as defined in Section 6.D hereof.  The sale of Serial FFELP Loans that Bank One makes at such particular school will be governed by the ExportSS Agreement, as amended by this Settlement Agreement.  Additionally, the Parties agree that all FFELP Loans that are MBALoans or LAWLOANS will be originated, serviced, and purchased on the terms set forth in the ExportSS Agreement, as amended by this Settlement Agreement (with the pricing as set forth in Section 6.D above).

G.                                     The Definition of Growth FFELP Volume in, and Attachment J to, the ExportSS Agreement are hereby deleted in their entirety.

H.                                    During the Commitment Period of the ExportSS Agreement and with respect to all Serial Loans required to be sold under the ExportSS Agreement after the expiration or termination of the ExportSS Agreement, as amended by this Settlement Agreement, Bank One shall remain a Lender under the MEDLOANS loan program offered by EOG Related Persons and the Association of American Medical Colleges pursuant to the Agreement between the applicable EOG Related Persons and the Association of American Medical Colleges; provided, that, if an EOG Related Person offers a MEDLOANS loan program to a particular school that meets the definition of Custom Deal Loans under Section 6.E(iii) above, Bank One and the applicable EOG Related Persons must both agree to Bank One’s participation in the Custom Deal at such school, it being understood that neither party is under any obligation to agree to such participation in a Custom Deal at such school.

I.                                         Section 21 of the ExportSS Agreement is hereby amended by adding the following provision: “Bank One will give Sallie Mae 60 days’ written notice if Sallie Mae breaches any of its obligations in this Agreement.  If Sallie Mae does not cure the breach by the end of the 60 days, Bank One may terminate the Agreement in whole or part.”

J.                                        The limitation on indirect, consequential or exemplary damages provided for in Section 7 of the ExportSS Agreement shall also be applicable to Bank One.

K.                                    The fees set forth in Attachment A and Attachment A-1 of the ExportSS Agreement applicable as of the date hereof shall not be increased during the Commitment Period, or for all Loans and Serial Loans required to be sold after the termination or expiration of the ExportSS Agreement.

7.                                      USA LPA and Commitment.

The USA LPA and Commitment are hereby amended as of July 1, 2004 as follows:

A.                                   Notwithstanding the termination of the Marketing Agreement, the purchase price for Loans payable under the USA LPA remains unchanged, unless and until Bank One exercises its rights to terminate the USA LPA, and then the price will be as set forth in Section 7.E(2) below.  In accordance with Section II.H of the USA LPA, if Bank One exercises its right to terminate the USA LPA and remits to Sallie Mae the termination fee set forth in the USA LPA (discussed below), beginning on the date of termination of the USA LPA, the premium to be paid with respect to Loans and Serial Loans sold to Sallie Mae under the USA LPA shall be 1.00%, which percentage shall be deemed the weighted average of the premiums applicable to Loans purchased during the Term.

B.                                     Bank One will be entitled to all Net Earnings and Bank One will be responsible for payment of the 50 basis point Department of Education lender fee with respect to all Loans first disbursed on or after July 1, 2004.  Bank One and Sallie Mae agree to work together to perform the necessary accounting and payment reconciliations to effectuate the intent of this provision. SMS will have the right to designate the name of the purchaser of all loans sold under the USA LPA.

C.                                     The Minimum Premium obligations under Section III.D of the USA LPA are hereby deleted.

D.                                    Bank One shall have the right to terminate the USA LPA under Section IX.G(b) by providing written notice of its election to terminate the USA LPA on or prior to October 1, 2004 and remitting within 10 days after providing such notice a termination fee calculated pursuant to Section IX.G(b) of the USA LPA.  Sallie Mae hereby represents and agrees that the termination fee under Section IX.G(b) is $9,000,000.00.  For purposes of clarification, upon termination of the USA LPA, the provision of Section IX.G(b) of the USA LPA following the words “provided, however” shall have no further force or effect.

E.                                      If Bank One provides notice of its election to terminate the USA LPA on or prior to October 1, 2004 and remits within 10 days after providing such notice the termination fee, then the USA LPA shall be terminated effective on the date of payment of the termination fee, and then:

(1)  The EOG Related Persons’ sole and exclusive remedy with respect to such termination of the USA LPA shall be the receipt of such termination fee.  The EOG Related Persons, and each of them, may not oppose, challenge, contest or seek any form of recourse or relief against the Bank One Related Persons, and the EOG Related Persons, and each of them, hereby irrevocably and unconditionally release and discharge, to the fullest extent permissible under applicable law, the Bank One Related Persons from, and covenant not to assert against the Bank One Related Persons in any forum, any and all claims, counterclaims, demands, actions, causes of action, debts, liabilities, damages, costs, fees, expenses, rights, duties, obligations, liens, petitions, suits, losses, controversies, executions, offsets and sums, of any kind or nature, whether direct or indirect, liquidated or unliquidated, contingent or actual, in law or equity, known or unknown, suspected or unsuspected, in contract or tort, or of whatever type or nature, regarding, arising out of, related to, resulting from or in connection with (i) Bank One’s termination of the USA LPA, or (ii) any of the Bank One Related Persons’ actions taken in connection therewith (collectively the “ EOG USA LPA Released Claims”).

(2)  All Loans that are guaranteed for the 2004-2005 Academic Year that Bank One would otherwise, in the absence of such termination, be required to sell to SMS under the USA LPA, will instead be sold to ECFC or its affiliate (or other designee) pursuant to the provisions of the USA LPA, as modified by this Settlement Agreement, but at the sales timing set forth in the ExportSS Agreement and for the weighted average premium set forth in Section 7.A. above.

(3)  Serial Loans that are required to be sold under the post termination provisions of the USA LPA will continue to be sold to ECFC (or its designee) at the weighted average premium set forth in Section 7.A above and at the sales timing set forth in the ExportSS Agreement.

F.                                      The origination and servicing fees charged by Sallie Mae, Inc. or its successors or assigns under the USA Group Master Agreement for Loans under the Federal Family Education Loan Program, dated October 1, 1999, as of the date hereof shall not be increased prior to the termination of the USA LPA, or for all Loans and Serial Loans required to be sold after the termination or expiration of the USA LPA.

G.                                     Bank One intends to assign the USA LPA to Banc One Education Finance Corp., and Banc One Education Finance Corp. intends to assume such obligations.   If such assignment occurs, Bank One shall also assign, and Banc One Education Finance Corp. shall assume, the loan sale obligations of Bank One under the USA LPA, as modified by this Settlement Agreement, with respect to loans made by Banc One Education Finance Corp.  Upon the effective date of such assignment, the rights and obligations of Bank One under the USA LPA shall only apply to Banc One Education Finance Corp. and not to Bank One.  Nothing in this Section 7.G shall be deemed a release of any obligations of Bank One under the USA LPA with respect to any Education Loans made by Bank One (i) prior to the effective date of such assignment or (ii) after the effective date of such assignment (unless, with respect to this clause (ii) only, Bank One merges into JPMorgan Chase Bank, in which event this clause 7.G(ii) shall not apply with respect to Education Loans made after the effective date of such merger).  Bank

One and JPMorgan further agree that through the period ending August 31, 2008 they will not use the Bank One or Banc One names in connection with making or marketing Education Loans other than through Bank One, Banc One Education Finance Corp., or any other Bank One affiliate that was a Bank One affiliate prior to July 1, 2004 (and if they do make or market Education Loans through such Bank One affiliate, they will cause such Bank One affiliate to assume the loan sale obligations of Bank One under the USA LPA, as modified by this Settlement Agreement, with respect to loans made by such Bank One affiliate).

8.                                      Education One Loans.

A.                                   With respect to Education One Loans, as defined in the Marketing Agreement, that are first disbursed on or prior to December 31, 2004, Bank One will continue to remit to EOG its share of the Compensation in accordance with the terms of Section 9.4 of the Marketing Agreement, notwithstanding the termination of the Marketing Agreement.  Bank One agrees not to change the sales timing or terms of sale with respect to such Education One Loans without EOG’s prior written consent.  Bank One’s actual and direct costs (including expenses, such as marketing costs and origination costs) incurred and associated with the marketing of the Education One Loans that are first disbursed on or prior to December 31, 2004 (“Reimbursable Expenses”) will be reimbursed to Bank One within 30 days of Sallie Mae’s receipt of an invoice detailing the Reimbursable Expenses.  Bank One shall have the right to offset against the Compensation owed to EOG set forth in this Section 8.A. above any Reimbursable Expenses owed to Bank One.

B.                                     Bank One will use all commercially reasonable efforts to continue to market Education One Loans in substantially the same manner as was set forth in EOG’s marketing plan for the 2004-2005 Academic Year (as annexed in Schedule 5 hereto), but solely as it relates to the sourcing of loans with a first disbursement on or prior to December 31, 2004.  Through December 31, 2004, Bank One will, subject to the terms thereof, maintain in full force and effect all agreements between Bank One and any other parties relating to the marketing of Education One Loans, for the purpose of enhancing the aggregate principal balance of Education One Loans that are first disbursed prior to December 31, 2004.  Through December 31, 2004, Bank One will provide monthly disbursement reports to Sallie Mae in a form and format identical to the reports provided by EOG to the applicable EOG Related Person prior to July 1, 2004 (as annexed in Schedule 6 hereto). Effective as of July 1, 2004, but solely to the extent identified on Schedule 4 hereto (to which true and correct copies of the respective agreements relating to the Education One Marketing Obligations, as defined below, are annexed), EOG will, to the extent permitted under such agreements, assign to Bank One, and Bank One will assume the obligations of EOG under, all marketing agreements executed by EOG relating to the Education One Loans (“Education One Marketing Obligations”), including without limitation all agreements relating to direct mail campaigns.  Notwithstanding the foregoing, Bank One shall not assume, and shall have no liability for, any and all obligations and liabilities arising under or related to the Education One Marketing Obligations that arise or have arisen before, on or after the date hereof relating to acts or omissions occurring or services performed prior to July 1, 2004.  Nothing herein or in any such assignment agreements shall preclude the EOG Related Persons from entering into marketing relationships with the counterparties to any EOG marketing agreements.

C.                                     With respect to Education One Loans that are first disbursed on or after January 1, 2005, any and all of Sallie Mae’s rights under the Marketing Agreement, including without limitation any and all rights under the Second Amendment to Marketing and Liquidity Services Agreement, dated April 30, 2001, shall be of no force and effect.

9.                                      EOG Employees’ Travel and Entertainment Expenditures.

Within thirty (30) days following receipt of an invoice from EOG and acceptable supporting documentation, Bank One will reimburse EOG for reasonable out of pocket travel and entertainment expenses of EOG Employees, except for the Excluded Employees, incurred on or after July 1, 2004 through August 6, 2004, that exceed an aggregate amount of $[**].  In no event shall such reimbursement obligation exceed $[**].

10.                               Confidentiality.

Each Party agrees and covenants that it will take all reasonable steps to ensure, preserve, and protect the confidentiality of (i) the pricing set forth in this Settlement Agreement, and (ii) the list of Great Lakes schools referenced on Schedule 3 to this Settlement Agreement, which the Parties agree are confidential and shall not be disclosed or revealed by them, except as specified below:

A.                                   By Bank One to Bank One Related Persons, their accountants, attorneys, auditors, tax return preparers, and/or regulators, or as otherwise required in connection with disclosure obligations under the securities laws; and to EOG or EOG Related Persons;

B.                                     By EOG to EOG Related Persons, and its or their tax return preparers, accountants, auditors, attorneys, and/or regulators, or as otherwise required in connection with disclosure obligations under the securities laws; and to Bank One or Bank One Related Persons;

C.                                     To any third parties as may be mutually agreed in writing by the Parties; and

D.                                      To the extent required by law, subpoena or other judicial process, provided that prior to complying therewith the Party receiving such subpoena or process advises (to the extent legally permissible) the other Party and the court or issuer thereof of this confidentiality provision and makes reasonable, diligent effort to protect the contents of this Settlement Agreement from disclosure.

11.                               Chase Agreements.

The Parties acknowledge and agree that this Settlement Agreement is in no way intended to negate, modify or alter in any way the provisions of, or the rights and obligations of the parties under: (1) Section 8(b) of the Omnibus Agreement effective September 9, 1996, among The Chase Manhattan Corporation, The Chase Manhattan Bank, Student Loan Marketing Association, Education First Finance LLC and Education First Marketing LLC (or their respective successors) (the “Omnibus Agreement”); (2) Section 13.2 of the Limited Liability Company Agreement of Chase Education First LLC (previously known as Education First Marketing LLC) effective September 9, 1996, between TCB Education First Corporation and Student Loan Marketing Association (or their respective successors) (the “Marketing LLC Agreement”); or (3) Section 13.2 of the Limited Liability Company Agreement of Education First Finance LLC effective September 9, 1996, between TCB Education First Corporation and Student Loan Marketing Association (or their respective successors) (the “Finance LLC Agreement”) ( collectively such agreements referred to herein below as the “Chase Agreements”).  The EOG Related Persons further acknowledge and agree that (i) the acquisition of Bank One Corporation by JP Morgan Chase & Co. and the conduct of the sales and marketing and other education lending business activities of Bank One, Banc One Education Finance Corp. or any other Bank One affiliate that was a Bank One affiliate prior to July 1, 2004, are subject to and fall within the scope of the “provided however” clause contained in each of Section 13.2(a) of the Marketing LLC Agreement, Section 13.2(a) of the Finance LLC Agreement, and Section 8(b) of the Omnibus Agreement; and (ii) Bank One, Banc One Education Finance Corp. or any other Bank One affiliate that was a Bank One affiliate prior to July 1, 2004, performing sales and marketing and other education lending business activities, constitute a “Person” as to which the “Applicable Restrictions”, as such terms are defined within the “provided however” clause contained within each of the aforementioned Sections of the Chase Agreements, do not apply, so long as all such Persons comply with the restrictions set forth in subsections (x), (y) and (z) in the “provided however” clause contained in each of Section 13.2(a) of the Marketing LLC Agreement, Section 13.2(a) of the Finance LLC Agreement, and Section 8(b) of the Omnibus Agreement.

12.                               Counterparts.

This Settlement Agreement may be executed in one or more counterparts, but in such event, each counterpart shall constitute an original and all of such counterparts shall together constitute one instrument.  Accordingly, this Settlement Agreement shall become binding, notwithstanding the execution of separate originals, one by each of the Parties hereto.  Signatures hereto exchanged by facsimile shall be binding for all purposes.

13.                               Entire Agreement.

This Settlement Agreement, together with the schedules attached hereto and incorporated herein by this reference, constitute the entire agreement between the Parties relating to the subject matter hereof and supercedes all prior agreements or understandings, written and oral, related to the settlement of the matters addressed herein.  Except for statements expressly set forth in this Settlement Agreement, no Party has made any statement or representation to any other Party regarding a fact relied upon by the other Party in entering into this Settlement Agreement, and no Party has relied upon any statement, representation, or promise of any other Party, or of any representative or attorney for any other Party, in executing this Settlement Agreement or in making the settlement provided for in this Settlement Agreement.  None of the Parties shall be bound by any agreements, undertakings, warranties, understandings, or representations with respect to the subject matter of this Settlement Agreement other than as expressly provided herein or as modified in writing, signed in advance by the Party to be bound thereby.

14.                               Governing Law.

This Settlement Agreement shall be subject to, governed by, and construed and enforced pursuant to the laws of the State of Indiana, without regard to its principles of conflict of laws.

15.                               Severability.

The Parties agree that if any court or tribunal of competent jurisdiction determines that any provision of this Settlement Agreement is illegal, invalid or unenforceable, such illegal, invalid or unenforceable provision shall be severed from this Settlement Agreement and the remainder of this Settlement Agreement shall not be affected thereby and shall remain in full force and effect.

16.                               Binding Effect.

This Settlement Agreement shall be binding upon and inure to the benefit of the Parties and their successors, assigns and transferees.

17.                               Costs and Expenses.

The Parties shall bear their own costs and attorneys’ fees incurred in connection with the preparation, execution and effectuation of this Settlement Agreement, including, without limitation, the cost of preparing and executing this Settlement Agreement.

18.                               Enforcement.

If any action at law or in equity is brought to enforce or interpret the provisions of this Settlement Agreement, then the prevailing Party shall be entitled to recover reasonable attorneys’ fees from the other Party, which fees may be set by the Court in the trial of such action or may be enforced in a separate action brought for such purpose, and which fees shall be in addition to any other relief which may be awarded.

19.                               Interpretation.

The Parties agree that each and every provision of this Settlement Agreement shall be deemed to have been simultaneously drafted by all Parties, and no laws or rules relating to the interpretation of contracts against the drafter of any particular clause should be applied to the interpretation or enforcement of this Settlement Agreement.

20.                               No Waiver.

No breach of any provision hereof can be waived unless in writing signed by the party against whom such waiver is sought to be enforced.  Waiver of any one breach of any provisions hereof shall not be deemed to be a waiver of any other breach of the same or other provisions hereof.  This Settlement Agreement may be amended only in writing by the parties-in-interest at the time of the modification.  If any provision of this Settlement Agreement is held to be invalid or unenforceable for any reason, the remaining provisions will continue in full force without being impaired or invalidated in any way.  The Parties agree to replace any invalid provision with a valid provision that most closely approximates the intent and economic effect of the invalid provision.

21.                               Captions.

Paragraph titles or captions contained herein are inserted as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Settlement Agreement or any provision thereof.

22.                               No Admission.

The Parties agree and acknowledge that this Settlement Agreement is the result of a compromise of doubtful and disputed claims and this Settlement Agreement and the negotiations therefor shall never at any time for any purpose be construed as an admission by any Party of any liability or responsibility to another, or to be an admission or concession as to the merits of any claim asserted by any Party.  Nothing herein shall in any way limit the use of this Settlement Agreement as evidence in a proceeding to enforce any or all of the terms hereof.

23.                               Representation by Counsel.

Each Party to this Settlement Agreement has been represented by counsel in preparing and negotiating this Settlement Agreement.

24.                               Adequacy of Consideration.

Each Party hereto acknowledges the adequacy and sufficiency of the consideration for this Settlement Agreement, including without limitation, the payment of the termination fee pursuant to the Marketing Agreement or the USA LPA, the mutual releases and the mutual covenants and promises contained herein, and each Party waives any right to contest the enforcement or validity of this Settlement Agreement based on any claim or defense of lack of consideration.

25.                               No Rescission.

Each Party agrees that this Settlement Agreement shall be binding and that each Party waives, to the fullest extent permissible under law, any right to seek to rescind this Settlement Agreement for any reason.

26.                               Conflicts.

In the event of a conflict or inconsistency between this Settlement Agreement and any of the agreements referenced herein, this Settlement Agreement shall control.

27.                               Venue.

Any lawsuit brought under, concerning or in connection with this Settlement Agreement shall only be brought in the Circuit or Superior Court of Hamilton County, Indiana, or the United States District Court for the Southern District of Indiana, Indianapolis division, which courts shall have exclusive jurisdiction with respect to any and all proceedings brought under, concerning or in connection with this Settlement Agreement.  The Parties agree that jurisdiction and venue in such courts is appropriate and irrevocably consent to the exercise of personal jurisdiction by such courts with respect to such matters.  The Parties further consent to service at their principal places of business.

28.                               Further Assurances.

The Parties shall execute and deliver such further documents and shall take such further actions as may be necessary and reasonably required to effect the provisions of this Settlement Agreement.

29.                               Notices.

All notices, requests, approvals, consents and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given: (i) if delivered personally, then on the date received; (ii) if delivered by facsimile, then on the date received, but if received after the close of business on such day, then on the next business day; (iii) if delivered by overnight courier, then on the next business day after deposit with the courier service absent persuasive evidence of the failure of delivery thereof on such date and then on the day of delivery indicated by such evidence; and (iv) if sent by certified mail with postage prepaid and return of receipt requested, then five (5) days after such mailing.  Any such notice shall be sent as follows:

if to Bank One Related Persons:	Bank One, National Association
900 Stewart Avenue
6th Floor
Garden City, NY 11530
	Attn:	Jeffrey Levine
Senior Vice President
	Tel:	516-745-4564
	Fax:	516-745-4528

with a copy (which shall not constitute notice) to:	Bank One, National Association 900 Stewart Avenue 6th Floor
Garden City, NY 11530
	Attn:	Michael J. Getzler
Vice President & Assistant General Counsel
	Tel:	516-745-3223
	Fax:	516-745-4528

if to the EOG Related Persons:	Sallie Mae, Inc. 11100 USA Parkway
Fishers, IN 46038
	Attn:	June McCormack
Executive Vice President, Servicing & Sales Marketing
	Tel:	317-578-6818
	Fax:	317-578-6501

with a copy (which shall not constitute notice) to:	If prior to after August 20, 2004: Sallie Mae, Inc. 11600 Sallie Mae Drive
Reston, VA 20193
	Attn:	Robert S. Lavet
Senior Vice President and Deputy General Counsel
	Tel:	703-810-5016
	Fax:	703-810-3023

with a copy (which shall not constitute notice) to:	If on or after August 20, 2004: Sallie Mae, Inc. 12061 Bluemont Way
Reston, VA 20190
	Attn:	Robert S. Lavet
Senior Vice President and Deputy General Counsel
	Tel:	703-984-5016
	Fax:	703-984-6587

IN WITNESS WHEREOF, the Parties through each of their duly authorized representatives have hereto set their hands to be effective as of the 1st day of July, 2004.

BANK ONE, NATIONAL ASSOCIATION		EDUCATION ONE GROUP, INC.

By:	/s/ Michael Getzler	By:	/s/ Mary Eure

Name:	Michael Getzler	Name:	Mary Eure

Title:	Vice President	Title:	Secretary

BANC ONE EDUCATION FINANCE CORP.		JPMORGAN CHASE & CO. (solely with respect to the provisions of Section 5, the final sentence of Section 6.A, the final sentence of Section 7.G, and Section 11 hereof)

By:	/s/ Michael Getzler

Name:	Michael Getzler

Title:	Vice President	By:	/s/ Susan Webb

		Name:	Susan Webb

		Title:	EVP

SALLIE MAE, INC.		SLM EDUCATION CREDIT FINANCE CORPORATION

By: Sallie Mae, Inc., Authorized Agent

By:	/s/ Robert Lavet	By:	/s/ Robert Lavet

Name:	Robert Lavet	Name:	Robert Lavet

Title:	SVP & Deputy General Counsel	Title:	SVP & Deputy General Counsel

SECONDARY MARKET SERVICES, LLC		J.P. MORGAN TRUST COMPANY, N.A.,
By: Sallie Mae, Inc., Authorized Agent		acting as trustee and agent for Secondary Market Services, LLC

By:	/s/ Robert Lavet	By:	/s/ James A. Alexander

Name:	Robert Lavet	Name:	James A. Alexander

Title:	SVP & Deputy General Counsel	Title:	Chief Financial Officer

STUDENT LOAN MARKETING ASSOCIATION (solely with respect to the provisions of Section 5 and Section 11 hereof)		SLM CORPORATION (solely with respect to the provisions of Section 5 and Section 11 hereof)

By:	/s/ Michael E. Sheehan	By:	/s/ Robert Lavet

Name:	Michael E. Sheehan	Name:	Robert Lavet

Title:	V.P.	Title:	SVP & Deputy General Counsel

SCHEDULE 1

Indiana University – Bloomington	001809-00
Indiana University – East	001811-00
Indiana University – Indianapolis (IUPUI)	001813-00
Indiana University – Kokomo	001814-00
Indiana University – Northwest	001815-00
Indiana University – South Bend	001816-00
Indiana University – Southeast	001817-00

SCHEDULE 2

1.               Bank One dedicated “toll free” numbers:

a)              800-487-4404  Call Center (General number for all clients;

b)             888-222-5919  (Bank One branches, internal Bank One departments and priority school handling);

c)              888-487-4404  Call routing to specific sales rep for top tier schools;

d)             877-968-7331  Direct Connect (special handling for top tier schools); and

e)              877-210-5622  (University of Arizona only).

f)                877-663-1839  Clarian Health (Education One)

g)             877-663-1841  Bank One (Education One)

h)             The following numbers assigned to EOG, not in active use:

877-663-1842

877-663-1843

877-663-1844

877-663-1845

877-663-1846

877-663-1848

877-663-1849

877-663-1850

877-663-4810

877-663-4867

877-663-4868

877-663-4869

877-663-4870

877-663-4871

877-663-4872

877-663-4873

877-663-4874

877-663-8594

877-663-8595

877-663-8597

877-663-8598

877-663-8599

2.               All (i) Bank Data, (ii) Bank Customer Data, and (iii) Bank Student Loan Customer Data contained in the Education Finance Information System (EFIS), including, but not limited to EFISWork database on speogfi010, NSLDS database on speogfi010, and TERI database on speogfi010:

a)              Bank Data, Bank Customer Data, and Bank Student Loan Customer Data contained in EFIS back-up tapes or disks will age off through the normal process by no later than December 31, 2004.

(b)         Sallie Mae shall transmit the data set forth in Section 2(a) above using FTP to Bank One on Tuesday, August 3, 2004 and Sallie Mae shall transmit the data set forth in Section 2(a) above again using FTP to Bank One on Wednesday, August 18, 2004.

3.               All (i) Bank Data, (ii) Bank Customer Data, and (iii) Bank Student Loan Customer Data contained in SalesLogix software, including, but not limited to, SLWork database on speogfi020:

a)              Bank Data, Bank Customer Data, and Bank Student Loan Customer Data stored in SalesLogix will age off through the normal process by no later than December 31, 2004.

b)             Sallie Mae shall transmit the data set forth in Section 3(a) above using FTP to Bank One on Thursday, August 5, 2004 and Sallie Mae shall transmit the data set forth in Section 3(a) above again using FTP to Bank One on Monday, August 9, 2004

4.               To the extent owned by the Sallie Mae Parties, the www.studentloannet.com web site, limited to:

a)              The web site content, source and object code, embedded images, and PDFs which are limited to:

/Admin (directory on website) -

User for website marketing campaigns during timeframes driven by business.

/Applications (directory on website) -

Used to maintain: schools demographic info, custom forms, loan applications, servicers details, lenders details, borrower benefits details, SalesStaff Directory, Marketing orders by business, and collateral inventory.

/ApplyonLine (directory on website) -

Used for loan application process for students and parents to apply for:

1. Federal Stafford Loans with links to on-line application on studentloannet’s web.

2. Parent (Plus) Loans with link to on-line application on studentloannet’s web.

3. Signature Education Loan Program - Links to Sallie Mae’s OpenNet website.

4. Education One Loan with link to www.teri.org for BankOne’s Education Loans.

5. MEDLOANS with link to AAMC’s web site to apply on line

6. MBALOANS with link to Sallie Mae’s OpenNet website.

7. LAWLOANS with link to Sallie Mae’s OpenNet website.

/FAA (directory on website) -

Used for Financial Aid Administrators to sign up for loan application process for students and parents to apply for:

Counseling, free materials and training for students, custom forms and contact information for Bank One reps.

/PARENT (directory on website) -

Used for parent’s loan application on-line apply process:

/STUDENT (directory on website) -

Used for student’s loan application on-line apply process:

/Survey (director on website) -

Used for website marketing campaigns feedback.

b)             Customized school pages and associated links;

c)              Links to current on-line loan originations including (but not limited to) Stafford, PLUS, Consolidation, Private, Graduate and Professional Student Loans, student loan history; and

d)             the domain name.

5                 To the extent owned by the Sallie Mae Parties, the www.educationone.com web site, limited to:

a)              The web site content, source and object code, embedded images, and PDFs which are limited to:

/Admin (directory on website)  User for website marketing campaigns during timeframes driven by business; and

b)             All associated links.

6.              All EOG Employees’ electronic files containing only Bank Data, Bank Customer Data, and Bank Student Loan Customer Data that EOG Employees copied onto CDs and delivered to Craig Anderson for safekeeping.  All EOG paper files containing only Bank Data, Bank Customer Data, and Bank Student Loan Customer Data.

7                 All of the following Marketing Materials, Bank One approved templates, and other Bank One-related marketing collateral located at 8350 Craig Street, Indianapolis, IN.

BubbleMan Radio – HS door prizes

Buttermints

Business Man Clock

CD Holders

Clip-on Radio w/Compass

FM Scan Radio w/Keylight

Golf Towels

Grocery List Pads

Lanterns – Doorprize 2003

Letter Opener/Notepad Holder

Magnets

Paper Bags

Pencils – Multicolor

Pens – Blue Sheaffer

Pens – Six Multicolor

Pens – Multicolor – Blue, Silver, Burg., Spring Giveaway

Pen/Memo Sets – Regional 2003 Giveway

Pocket Highlighters

Post-It Notes w/Lines

Ruler/Calculator – Door prize

Thank-you notes

AMC Consolidation Brochures

Adult Continuing Education

Art Brochure

Bank One Folders - Blue new

Bar Study Apps - Standard

Bar Study Apps - Prem/Pref

BO Benefit Brochure

BO Benefit Brochure - FAA’s

Bookmarks

Cashback Flyer

Cashback Slicks

BI Credit Survival Brochures

Debt Management

Graduate/Professional Financial Planning Guide

Education One College #01-116

Education One Campus #02-295

Education One Product Chart

ELM Flyers

Entrance/Exit Forms

Fact Sheets & Repay Chart

FFELP Brochure

Glossary Terms/Responsibilities

Life 101 Magazine

Hotline Postcards

Interest Rate Poster

JUMP Brochures

JUMP Spanish Brochure

LAWLOAN Flyer – Standard

LAWLOAN Flyer - Preferred

LAWLOAN Flyer - Premier

LAWLOAN - Premier Brochures

LAWLOAN - Preferred Brochures

LAWLOAN - Standard Brochures

Life 101 Magazine

MBA LOAN Flyer – Standard

MBA LOAN Flyer - Premier

MBA - Premier Brochures

MBA - Standard Brochures

Med Ex Slick

Medloans Cashback Slick

Medloans Flier

Multiloan Brochure #2733

Plus MPN Brochure

PLUS/PAS Brochure

PLUS/PAS Brochure - NON-SLMA

Power of Education Posters

Private Loan Counseling Slick

RED Zone Flyers

RED Zone Posters

Retail Package Sheet

Signature Applications - EDMC

Signature Brochures - Standard

Signature Brochures - Premier

Signature Brochures - Preferred

Signature Express Slick

StudentLoanNet.com website brochure

Tax Benefits for Higher Education Insert

Transfer Student Brochure

True Careers Buckslip - Campus

True Careers Buckslip – College

8.              The following equipment located at 8350 Craig Street, Indianapolis, IN.:

eMac G4 700 (SN # YM309PVZNTA)

Power Mac G5 1.8 GHz (SN # YM337BNFNVR)

Power Mac G5 1.8 GHz (SN # YM337BNGNVR)

Apple Cinema Display 23” (SN # CY33608BLFA)

Apple Cinema Display 23” (SN # CY3360A7LFA)

Phaser 4400N (SN # LDT010133)

Phaser 790 (SN # VF6-003507)

Kanguru CD Duplicator (5 Disc) (SN # C213733)

Kanguru CD Duplicator (100 Disc) (SN # 6551-10336008)

HP Laserjet 4 (SN # JPFK001448)

Brother FAX MFC1970MC (SN # B07386553)

Laminator (SN # OJG5500)

G4 Mac (SN # XB025567)

Monitor/NCR SN # 1900412TA

G4 Mac SN #XB143032KSL

Monitor (Diamontrone) (SN # 906A06071)

Zip (SN # PSBL38EJ00)

Imation Floppy (SN # 0295292)

Scanner (SN # HAH0030021084)

Snap Server (SN #FCC14BA322)

9.              The following software, to the extent owned by the Sallie Mae Parties, used in connection with the computers listed in 8 above:

Extensis pxl SmartScale (2)

Adobe Creative Suite Premium (3)

Microsoft Office 2004 Standard (3)

Nova Dev. Art Explosion 750,000

Aladdin Systems StuffIt Deluxe (3)

Macromedia Flash MX Pro 2004 (2)

Quark Xpress 6 (3)

Suitcase X1 1 user (3)

Retrospect Desktop V6.0 (2)

Stock Photography CDs

Stock Art CDs (10)

Pantone Ultimate Survival Kit (3)

10.        Business telephones, all in one fax, printer, and scanner machines, office furniture, and supplies in the possession of the EOG Employees remote sales representatives.

11.        The following miscellaneous items:

Booths:      7 Tabletops (2 panel)
2 Full-size - 10 feet
2 – 20’ – used for national conferences – stored offsite @ Hamilton Exhibits Indianapolis, IN

Canisters – Brass and Wicker baskets used for conferences mints and door prize tickets

Tablecloths – 12 w/Bank One logo used on tables for state and regional conferences

Excluded Property

1.                                       All automobiles used by EOG Employees; and

2.                                       All furniture used by EOG Employees located at 8350 Craig Street, Indianapolis, IN.

SCHEDULE 3
[List of Great Lakes Schools]

School	Branch	School Name	ST

[**]	[**]	[**]	[**]

[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]

[**]	[**]	[**]	[**]

[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]

[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]

[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]

SCHEDULE 4

[List of Marketing Agreements Relating to Education One Loans]

1.               Direct Marketing Services Agreement between Education One Group, Inc. and LMD Marketing of Missouri, Inc., dated 3/01/2003;

2.               An Amendment dated 10/31/2003 to the Direct Marketing Services Agreement between Education One Group, Inc. and LMD Marketing of Missouri, Inc., dated 3/01/2003;

3.               A Cost Proposal - Final between “Summit Marketing” and Education One Group, Inc. dated 4/28/04 for the Direct Marketing Services Agreement between Education One Group, Inc. and LMD Marketing of Missouri, Inc. dated 3/01/2003, as amended.

4.               Private Student Loan Marketing Agreement between Education One Group, Inc. and LendingTree, Inc., dated 11/20/2003;

5.               A letter agreement, to market Education One Loans to Target Financial Services, between Education One Group, Inc., and Bank One, NA, dated 4/22/2004; and

6.               Contract for Publishing Services between The Nautilus Publishing Company and Education One Group, Inc., dated 3/3/2004

SCHEDULE 5

[Education One Loan Marketing Plan]

CONSUMER SALES/MARKETING PLAN 2004

Action Plan	Target Date	Marketing Budget		Impression $	Sales Volume		Ed One Revenue
Direct Mail/Spring Campaign	March ‘04	$	[**]	[**]	$	[**]	$	[**]
Direct Mail/PLUS	March ‘04	$	[**]	[**]	$	[**]	$	[**]
Direct Mail – Parent Loan	April ‘04	$	[**]	[**]	$	[**]	$	[**]
Direct Mail/Summer Campaign	June-Sept	$	[**]	[**]	$	[**]	$	[**]
Direct Mail/Fall Campaign	Nov-Dec	$	[**]	[**]	$	[**]	$	[**]
Savings/DDA inserts	TBD	$	[**]	[**]	$	[**]	$	[**]
Affinity Marketing i.e. Target	2nd quarter	$	[**]

and any other supporting materials

SCHEDULE 6

[Form of Monthly Education One Loan Disbursement Report]

Education One Consumer Loan - Origination Summary
Calendar Year to Date through June 30, 2004
($ in millions)

Month	Actual	Plan	% Variance to Plan	Prior Year	% Variance to Prior Year

January
February
March
1st Quarter

April
May
June
2nd Quarter
June YTD

July
August
September
3rd Quarter

October
November
December
4th Quarter

Total

Education One Consumer Loan - Revenue Summary
Calendar Year to Date through June 30, 2004
($ in millions)

Month	Actual	Plan	% Variance to Plan	Prior Year	% Variance to Prior Year

January
February
March
1st Quarter

April
May
June
2nd Quarter
June YTD

July
August
September
3rd Quarter

October
November
December
4th Quarter

Total

SCHEDULE 7

[Insert Indiana Custom Deal Letter]

SallieMae

P.O. Box 6180

Indianapolis, IN 46206

January 28, 2004

Jennifer Foutty

Purchasing Contract Manager

Indiana University Purchasing

400 East 7th Street, Room 416

Bloomington, IN 47405

Dear Jennifer,

Thank you for the opportunity to continue working with you and your staff to deliver a comprehensive education financing solution for students of Indiana University (see attached list of campuses).  Sallie Mae’s solution includes an industry leading federal loan program along with a customized private loan program.  This “Letter of Understanding” summarizes the products and services that Sallie Mae will provide to Indiana University, its students and their parents.  This Letter is considered an addendum to the Agreement between Indiana University and Sallie Mae dated November 14, 2003 and all terms in that Agreement remain in effect.  The terms in this letter are in effect for the Academic Year 2004/2005 and will be renegotiated each academic year, renewable through June 30, 2009.

Our main objectives will be to accomplish the following:

•                              Offer Indiana University students and their parents a comprehensive education financing plan that includes:

•                              Industry leading federal loan programs;

•                              Private loan program with competitive rates and fees; and

•                              Signature Opportunity Loan Program — private loans for students ineligible for other programs, including international students with proper INS documentation.

•                              Offer borrowers flexible repayment options and money-saving borrower benefits.

Sallie Mae is committed to these goals and pledges the full support of its professional staff in achieving these objectives.  We are confident that Sallie Mae has the expertise, depth and resources and infrastructure to create and implement an education-financing program that stands ahead of our competitors.

Terms of the Indiana University Comprehensive Line Program

Sallie Mae will provide a loan program tailored to the needs of Indiana University, its students and their parents.  Under the program, Sallie Mae offers Indiana University students a comprehensive education financing solution, including both federal and private education loans.  The Indiana University/Sallie Mae arrangement will enable Indiana University to offer an innovative private loan program and expand access to education programs.

Federal Family Education Loan Program

Bank One (811925), Chase (807807), Dollar Bank (822583), FNB Sioux Falls (810457) Suntrust Bank (819873), Fifth Third Bank (803688), National City Bank (831403) and Citizens Bank of New England (805204) will fund FFELP loans for Indiana University students and their parents.  Sallie Mae has agreements to purchase FFELP loans made by the above lenders and will provide loan origination and life-of-loan servicing on such loans.

Indiana University has indicated that they plan to continue to use USA Funds as its guarantor.  USA Funds is Sallie Mae’s preferred guarantor.  Sallie Mae manages the guarantee, disbursement and customer service functions for USA Funds.  By selecting a Sallie Mae lender and USA Funds as its guarantor, Indiana University will have the benefit of true life-of-loan servicing from loan guarantee through repayment.

Subsidized and Unsubsidized Federal Stafford Loan Program – Students who meet all Title IV eligibility criteria can borrow for both undergraduate and graduate education.

Federal PLUS Loan Program – Eligible parents may borrow for each dependent undergraduate who is enrolled at least halftime.  Parents may finance up to the full cost of attendance, less financial aid the student receives.  Parents can apply for the loans via Sallie Mae’s Parent Answer® Service.

•                              Sallie Mae’s Parent Answer Service consists of a group of well-trained financial aid and loan counselors dedicated to assisting parents with college financing options.

•                              Parent Answer provides credit counseling for parents who have credit issues that may keep them from being credit Approved for a PLUS loan.  This counseling service is known as PLUS SuccessSM.  In many cases, issues can be resolved quickly, and a parent can be credit approved for a PLUS loan.

Private Loan Programs

Sallie Mae’s private loan programs are designed to provide students with additional funding when federal loan programs do not meet the total cost of education.  Sallie Mae sponsors the MBA LOANS® Program, the LAWLOANS® Program, the MEDLOANS® Program, the Indiana University Custom Dental Loan Program and the Signature Education Loan® Program.  Sallie Mae services these loans for the life of the loans.  The private loan rates, fees and terms are those in effect for Academic Year 2004/2005.  These loan programs are reviewed on an annual basis and are subject to change.  Sallie Mae will consult with Indiana University on any material changes prior to their implementation.  This includes any changes to the rates and fees.

MBA LOANS Program – Sponsored by the Graduate Management Admissions Council, MBA LOANS is a combination of Stafford and private loans for students enrolled in a graduate business program with private loan rates as low as [**].  Students should apply for their Stafford Loan through MBA LOANS program before applying for a private loan.  The MBA LOANS private loan is available to full-time and part-time students enrolled in a graduate management program.  International students are eligible to apply if they obtain an eligible co-borrower.  Students that qualify will be entitled to the following custom rates and fees.

Custom MBA LOANS Private Loan Rates and Fees for AY 2004/2005 with a Co-borrower

Credit	Interest Rate		Disbursement Fee		Repayment Fee
Excellent	[**]	%	[**]	%	[**]	%
Good	[**]	%	[**]	%	[**]	%
Fair	[**]	%	[**]	%	[**]	%

Custom MBA LOANS Private Loan Rates and Fees for AY 2004/2005 with out a Co-borrower

Credit	Interest Rate		Disbursement Fee		Repayment Fee
Excellent	[**]	%	[**]	%	[**]	%
Good	[**]	%	[**]	%	[**]	%
Fair	[**]	%	[**]	%	[**]	%

The minimum loan amount is $500.  The annual loan limit for the private loan is the cost of education less financial aid.  The aggregate loan limit for the MBA LOANS Program is $175,000.  There is no aggregate loan limit if the student obtains a creditworthy U.S. co-borrower.

LAWLOANS® Program – With LAWLOANS, students can finance the entire cost of their law school education by using Stafford loans, LAWLOANS private loan and Bar Study Loan® (BSL) programs.  Students should apply for their Stafford Loan through the LAWLOANS program before applying for the LAWLOANS private loan.  All students pursuing law degrees at least halftime and enrolled in an American Bar Association (ABA) accredited law school are eligible to apply for the LAWLOANS private and Bar Student loans.  The LAWLOANS Program offers high approval rates with interest rates as low as [**].  Students that qualify will be entitled to the following custom rates and fees.

Custom LAWLOANS Private Loan Rates and Fees for AY 2004/2005 with a Co-borrower

Credit	Interest Rate		Disbursement Fee		Repayment Fee
Excellent	[**]	%	[**]	%	[**]	%
Good	[**]	%	[**]	%	[**]	%
Fair	[**]	%	[**]	%	[**]	%

Custom LAWLOANS Private Loan Rates and Fees for AY 2004/2005 with out a Co-borrower

Credit	Interest Rate		Disbursement Fee		Repayment Fee
Excellent	[**]	%	[**]	%	[**]	%
Good	[**]	%	[**]	%	[**]	%
Fair	[**]	%	[**]	%	[**]	%

The Bar Study Loan is available to assist students in paying expenses associated with studying for the Bar exam.  The rates and fees are as follows:

	Interim Interest Rate		Repayment Interest Rate		Disbursement Fee	Repayment Fee
With a co-borrower	[**]	%	[**]	%		[**]	%
Without a co-borrower	[**]	%	[**]	%		[**]	%

The minimum loan amount is $500.  The annual loan limit for the LAWLOANS private loan is the cost of education less federal loans, grants, scholarships, and other financial aid.  The aggregate loan limit for the LAWLOANS Program is $150,000.  There is no aggregate loan limit if the student obtains a creditworthy U.S. co-borrower.

The Indiana University Custom Dental Loan – Sponsored by Sallie Mae, the Indiana University Custom Dental Loan is a combination of Stafford and private loans for students enrolled in a dental program with private loan rates as low as [**].  Students should apply for their Stafford Loan before applying for a private loan.  The Indiana University Custom Dental private loan is available to students enrolled at least half time in a dental program.  International students are eligible to apply if they obtain an eligible co-borrower.  Students that qualify will be entitled to the following custom rates and fees.

Indiana University Custom Dental Loan Rates and Fees for AY 2004/2005 with a
Co-borrower

Credit	Interest Rate		Disbursement Fee		Repayment Fee
Excellent	[**]	%	[**]	%	[**]	%
Good	[**]	%	[**]	%	[**]	%
Fair	[**]	%	[**]	%	[**]	%

Indiana University Custom Dental Loan Rates and Fees for AY 2004/2005 with out a
Co-borrower

Credit	Interest Rate		Disbursement Fee		Repayment Fee
Excellent	[**]	%	[**]	%	[**]	%
Good	[**]	%	[**]	%	[**]	%
Fair	[**]	%	[**]	%	[**]	%

The minimum loan amount is $500.  The annual loan limit for the Indiana University Custom Dental Loan is the cost of education less financial aid.  The aggregate loan limit (all student loan debt, including federal and private) is $220,000.  There is no aggregate loan limit if the student obtains a creditworthy U.S. co-borrower.

Students with an Indiana University Custom Dental Loan will have a 6 month grace period.  They will also be given the opportunity to defer making payments for an additional 18 months.

The Signature Student Loan is a credit-based privately insured loan designed to provide additional funding after students have received all of their financial aid including federal loans.  The Signature Student Loan is available to undergraduate, graduate and health profession students enrolled at least halftime and pursuing a degree.  The Signature Student Loan offers high approval rates with interest rates as low as [**].  Foreign students and students with no credit or an insufficient credit history must apply with a creditworthy co-borrower.  Students that qualify will be entitled to the following custom rates and fees.

Custom Signature Student Loan Rates and Fees for AY 2004/2005 with a Co-borrower

Credit	Interest Rate		Disbursement Fee		Repayment Fee
Excellent	[**]	%	[**]	%	[**]	%
Good	[**]	%	[**]	%	[**]	%
Fair	[**]	%	[**]	%	[**]	%

Custom Signature Student Loan Rates and Fees for AY 2004/2005 with out a Co-borrower

Credit	Interest Rate		Disbursement Fee		Repayment Fee
Excellent	[**]	%	[**]	%	[**]	%
Good	[**]	%	[**]	%	[**]	%
Fair	[**]	%	[**]	%	[**]	%

Note:  students enrolled in a graduate business program can select between the MBA LOANS private loan and the Signature Student Loan.  Students enrolled in a graduate law program are not eligible for a Signature Student Loan, however, these students have the opportunity to apply for a LAWLOANS private loan.

The minimum loan amount is $500.  The annual loan limit for the Signature Student Loan is the cost of education less financial aid.  The aggregate loan limit (all student loan debt, including federal and private) is $100,000 for undergraduate students and $150,000 for graduate students.  There is no aggregate loan limit if the student obtains a creditworthy U.S. co-borrower.

Opportunity Loan Program – As part of the comprehensive financing plan, Sallie Mae’s lender partners will provide a limited number of loans to students who are ineligible for other programs (i.e. the MBA LOANS Program, the LAWLOANS, Program and the Indiana University Custom Dental Loan Program and the Signature Student Loan Program).  The purpose of these loans is to provide the opportunity for academically qualified students to pursue an education at Indiana University.  Indiana University will have the authority to determine which students would be approved under this program, including international students with proper INS documentation.

The university will not be required to assume any risk for these loans.  Students with previous student loan defaults are not eligible for an Opportunity Loan.

Opportunity Loan Rates and Fees for AY 2004/2005

Interest Rate		Disbursement Fee		Repayment Fee
[**]	%	[**]	%	[**]	%

Sallie Mae will work with Indiana University to approve up to $[**] in Opportunity Loans annually beginning with AY 2004/2005 (July 1, 2004 through June 30, 2005).

In determining which applicants will receive Opportunity Loans, Indiana University will not discriminate against an applicant on the basis of race, color, religion, national origin, sex, sexual orientation, martial status or age (provided that the applicant has the capacity to enter into a binding contract), the fact that all or part of the applicant’s income derives from any public assistance program, or the fact that the applicant has in good faith exercised any right under the federal Consumer Credit Protection Act or any state law upon which an exemption to the Act has been granted by the Federal Reserve Board.

Terms for the MBA LOANS private loan, the LAWLOANS private loan and Bar Study Loan, the Indiana University Custom Dental Loan, the Signature Student Loan and the Opportunity Loan:

•                              Combined billing for Stafford and private loans.  Students will receive one monthly billing statement combing their Stafford and private loans serviced by Sallie Mae.

•                              There is no minimum income and no debt-to-income ratio requirement for student borrowers.

•                              Foreign students and students with no credit or an insufficient credit history are required to apply with a creditworthy U.S. co-borrower.

•                              Co-borrower release option:  after 24 on-time payments of principal and interest customers may request a co-borrower release.  Customers must meet applicable credit requirements at that time.  (N/A for Opportunity Loans)

•                              Interest rates and fees are effective with first disbursements on or after June 1, 2004.

•                              Disbursement fees are capitalized (added to the loan balance) allowing students to receive the full amount of the loan requested.

•                              Interest rates are variable.

•                              In-school deferment:  Students are not required to make payments while they remain enrolled in school at least halftime.

•                              Six-month grace period for MBA LOANS private loans, Indiana University Custom Dental Loans, Signature Student Loan and Opportunity Loans

•                              Students with an Indiana University Custom Dental Loan will have a 6 month grace period.  They will also be given the opportunity to defer making payments for an additional 18 months.

•                              Nine-month grace period for LAWLOANS private loans and Bar Study Loans.

•                              Affordable 15-year repayment term.  Borrowers with large balances can select repayment terms of up to 25 years.

•                              $50 minimum monthly payment.

•                              Flexible repayment options include a graduated repayment option and extended terms.

•                              Customer service and online account access available at www.salliemae.com.

MEDLOANSSM Program – Sponsored by the Association of American Medical Colleges® (AAMC), MEDLOANS is a combination of federal (Stafford and Consolidation) and private loans available for osteopathic and allopathic medical students.  Students should apply for their FFELP through the MEDLOANS program before applying for the private loan.  Both the MEDLOANS federal and Alternative Loan Program loans are funded by Bank One.  MEDLOANS Stafford customers are eligible for the MEDLOANS Healthier ReturnsSM and MEDLOANS Stafford Cash Back benefits.

Rates and Fees for the MEDLOANS Alternative Loan Program Loan AY 2004/2005

Interim Interest Rate		Repayment Interest Rate*		Disbursement Fee		Repayment Fee
[**]	%	[**]	%	[**]	%	[**]	%

*The Alternative Loan Program Repayment Rate will be [**]% if customers participate in the Direct Repay and MEDLOANS Rewards programs (described in the Borrower Benefits section later in this proposal).

The minimum loan amount is $500.  The maximum loan amount is cost of education less other financial aid received.  The aggregate loan limit (all student loan debt, including federal and private) is $220,000.

Terms and Conditions of the MEDLOANS Alternative Loan Program include:

•                              Repayment begins 3 years after graduation or 9 months after the borrower’s status drops to less than halftime.

•                              Standard repayment term is 20 years, with alternative repayment terms available.

•                              Interest capitalization occurs once after interrupted periods of grace and deferment.

The MEDEX Loan Program is available to students in their final year of medical school.  The MEDEX loan helps them finance the expenses associated with securing a residency position after medical school (i.e. travel to residency interviews and relocation costs) which cannot be funded under federal student loan programs.  Students can borrow up to $12,000 through this loan program.

Rates and Fees for the MEDEX Loan AY 2004/2005

Interim Interest Rate		Repayment Interest Rate*		Disbursement Fee		Repayment Fee
[**]	%	[**]	%	[**]	%	[**]	%

*The MEDEX Loan Repayment Rate will be [**]% if customers participate in the MEDEX RewardsSM Programs (described in the Borrower Benefits section later in this proposal).

Borrower Benefits

Sallie Mae leads the industry with benefits that reward customers for repaying their loans on time, and made federal student loans more affordable.  These benefits are available for loans originated, sold to and serviced by Sallie Mae throughout repayment.

Stafford Loan Borrower Benefits:

Indiana University campuses will have the option of selecting one or both of the following Stafford loan borrower benefit programs (Note:  these packages cannot be combined).  Both packages will be offered to all eligible students.  However, an individual student will select only one package for all of his/her Stafford loans.  In making this decision, we encourage serial borrowers to remain with their current Sallie Mae lender so that they do have to complete a new Master Promissory Note.  The two options are outlined as Scenario I and Scenario II below.

Scenario I – Indiana University Stafford Borrower Benefit Package (Loans funded by Dollar Bank and FNB Sioux Falls):

•                              [**]% Loan Origination Fee for Stafford Loan Borrowers – Indiana University borrowers, with loans disbursed on or after July 1, 2004, through June 30, 2009 will have access to federal Stafford loans with a [**] percent loan origination fee.  These loans will be funded by FNB Sioux Falls and Dollar Bank.

•                              Indiana University [**] Percent Rewards – Stafford borrowers funded FNB Sioux Falls or Dollar Bank who make their first 33 scheduled payments on-time get a [**] percentage point interest rate reduction on each eligible loan as long as they continue to pay one time.  (Note: this interest rate reduction cannot exceed the actual interest rate on the loan at the time the benefit is earned.)

•                              Indiana University-Bloomington Stafford serial loan borrowers whose loans were funded by FNB Sioux Falls for AY 2003/2004 will have the opportunity to replace their existing Sallie Mae Cash Back borrower benefit with the Indiana University [**] Percent Rewards Program, using their existing Master Promissory Note on new serial loans.

•                              [**] Percent Guarantee Fee – Indiana University students will have access to a [**] percent guarantee fee loan for AY 2004/2005.

Scenario II – Indiana University Stafford Borrower Benefit Package (Loans funded by Bank One, Chase, Fifth Third Bank, Suntrust Bank, National City Bank and Citizens Bank of New England):

•                              Indiana University Payback for Stafford Borrowers – Stafford borrower will receive a credit when Sallie Mae purchases the loans (approximately 30 days after full disbursement) that is equal to [**]% of the original principal balance of each eligible Stafford loan.  Borrowers are in control of their savings by choosing to receive the benefit as either cash or a loan account credit.

All Indiana University students will receive the benefit if they obtain a Stafford loan first disbursed on or after July 1, 2004 that is funded by Bank One, Chase, Fifth Third Bank, Citizens Bank of New England, National City Bank or Suntrust Bank.  Borrowers will receive a check from Sallie Mae.  It will be mailed to their address on record approximately 30 days after full disbursement.  In the event that the check is not cashed or the check is returned for an insufficient address, the credit will be applied to the borrowers account.

Borrowers will also be encouraged to enroll in Manage Your Loans and agree to receive account information via e-mail.

•                              Indiana University [**] Percent Rewards – Stafford borrowers funded by Bank One, Chase, Fifth Third Bank, Citizens Bank of New England, National City Bank or Suntrust Bank who make their first 33 scheduled payments on-time get a [**] percentage point interest rate reduction on each eligible loan as long as they continue to pay one time.  (Note: this interest rate reduction cannot exceed the actual interest rate on the loan at the time the benefit is earned.)

•                              [**] Percent Guarantee Fee – Indiana University students will have access to a [**] percent guarantee fee loan for AY 2004/2005.

MEDLOANS Stafford Loan Borrower Benefits

•                              The MEDLOANS Stafford Cash Back Program offers MEDLOANS Stafford borrowers choice, convenience and substantial savings.  With this benefit, borrowers receive a [**]% credit based on the eligible loan’s original principal amount.  Borrowers are in control of their savings by choosing to receive the benefit as either cash or a loan account credit.  To qualify:

•                              A MEDLOANS Stafford loan must have been first disbursed with Bank One and be owned and serviced by Sallie Mae throughout repayments.

•                              The customer must enroll in Manage Your Loans and sign up to receive account information by e-mail.

•                              The borrower must make his/her initial 33 scheduled payments on time.

This benefit is in addition to the MEDLOANS Healthier Returns benefit.

•                              MEDLOANS Healthier Returns – MEDLOANS Stafford borrowers can earn a [**]% credit towards their loan balance when they graduate, activate Manage Your Loans to view their account online and agree to receive their account information at a valid e-mail address.  The credit will be calculated based on the borrower’s original principal balance of each eligible loan and may be applied to the borrower’s account as early as graduation if all criteria have been met.

•                              [**] Percent Guarantee Fee – Indiana University students will have access to a [**] percent guarantee fee loan for AY 2004/2005.

PLUS Loan Borrower Benefits:

PLUS loan borrowers funded by Bank One, Chase, Fifth Third Bank, Citizens Bank of New England, Suntrust Bank, FNB Sioux Falls, National City Bank or Dollar Bank will have access to the following PLUS loan borrower benefit programs:

•                              Indiana University PLUS PaybackSM – PLUS borrowers funded by Bank One, Chase, Fifth Third Bank, Citizens Bank of New England, Suntrust Bank, FNB Sioux Falls, National City Bank or Dollar Bank will receive a credit equal to [**]% of the original principal balance on eligible PLUS loans after making their first scheduled monthly payment on time.  In order to qualify for Indiana University PLUS Payback, borrowers must also enroll in Manage Your Loans and sign up to receive account information via email.

•                              Direct Repay – PLUS loan borrowers who authorize the automatic debit of funds from their checking or savings accounts to cover their monthly education loan payments will receive a [**] percentage point interest rate reduction on eligible loans for as long as they make on time payments through the plan.

•                              [**] Percent Guarantee Fee – Indiana University parents will have access to a [**] percent guarantee fee loan for AY 2004/2005.

MEDLOANS Private Loan Borrower Benefits:

•                              MEDLOANS RewardsSM Program – MEDLOANS Alternative Loan Program private loan borrowers are eligible for an immediate [**] percentage point interest rate reduction.  Borrowers will retain this benefit as long as they continue to pay on time.

•                              MEDEX RewardsSM Program – MEDEX private loan borrowers are eligible for an immediate [**] percentage point interest rate reduction.  Borrowers will retain this benefit as long as they continue to pay on time.

•                              Direct Repay – MEDLOANS Alternative Loan Program and MEDEX borrowers who authorize the automatic debit of funds from their checking or savings account to cover their monthly education loan payments will receive a [**] percentage point interest rate reduction on eligible loans for as long as they make on time payments through the plan.

Combined Billing

Borrowers with FFELP and private loans owned and serviced by Sallie Mae have the benefit of receiving one monthly billing statement combining the loans.

Repayment Options

Combined Billing – FFELP and private loan customers whose loans are owned and serviced by Sallie Mae have the benefit of receiving one monthly billing statement combining the loans.

Net.RepaySM is an online student loan bill presentment and payment service.  With this system, customers receive an e-mail reminder when their monthly bill is available for viewing.  After viewing, clicking on the “Pay” button will automatically debit the user’s specified bank account on the next business day.

The Standard Repayment option provides Stafford, PLUS and private loan customers with the lowest total loan cost.  This option requires payments of principal and interest due each month.

Sallie Mae also offers several graduated and reduced payment options to make payments more affordable.  Eligibility for a graduated repayment plan is dependent on loan type, interest rate and repayment time remaining.

The Grad ChoiceSM option is a graduated repayment plan that allows customers to make reduced payments for two, three or four years that may be as low as interest only with standard payments of principal and interest for the remaining repayment term.  Payments under a Grad Choice option in some cases can be more than 60% lower during the reduced payment period than payments made under the Standard Repayment option.  This repayment option is available to Stafford and PLUS loan customers.

The Select StepSM option is a graduated repayment plan that allows customers to make interest-only payments for up to four years followed by standard payments of principal and interest for the remaining repayment term.  This repayment option is available to Stafford, PLUS and private loan customers.

The FLEX REPAYSM option – offered exclusively by Sallie Mae – makes payments more affordable for Stafford and PLUS customers by extending student loan repayment while minimizing total loan costs as compared with loan consolidation.  With Flex Repay, eligible customers can get lower payments for up to four years.  If payment relief is still needed, principal and interest payments can gradually be increased for up to five years through reduced payment forbearance.  Standard principal and interest payments follow for the remaining repayment term.  The Flex Repay option is an affordable alternative to loan consolidation.

The Income-Sensitive Repayment option offers payments that are based on a percentage of the borrower’s monthly gross income.  (The minimum payment amount must cover the monthly interest accrual.)  The borrower must reapply every year and payments are adjusted annually to reflect any changes in the borrower’s income.  This program is open to Stafford, PLUS and consolidation loan customers.

Extended Repayment Option – Certain customers with greater than $30,000 in outstanding FFELP debt may be eligible for a 25-year repayment term and the choice of either a standard or graduated payment plan.

Signature Student Loan, MBA LOANS private loan, Indiana University Custom Dental Loan, LAWLOANS private loan and Bar Study Loan customers with private loan debt in excess of $20,000 may be eligible to extend their repayment term up to 20-years.  Customers with even higher balances may be able to extend their term up to a 25-years.

Loan Consolidation

Sallie Mae customers and non-Sallie Mae customers who have FFELP loans with more than one holder have the ability to consolidate with Sallie Mae.  Sallie Mae offers several loan consolidation options:

•                              The SMART LOAN Consolidation Account is a practical, education debt-management option that enables customers to consolidate all of their federal loan debt (Stafford, PLUS and Perkins).  This program enables customers to reduce their initial monthly payments by as much as 50 percent.  As the nation’s largest FFELP consolidation lender, Sallie Mae provides customers with expert consolidation counseling via a toll-free telephone number, and an array of web-based services, including an online application and electronic signature.

•                              The MEDLOANS Consolidation Loan is a federal consolidation loan program offered by Sallie Mae in cooperation with the Association of American Medical Colleges (AAMC).  The MEDLOANS Consolidation Loan is a practical debt management tool that offers all the benefits of a federal loan consolidation and more!  Designed exclusively for customers who have attended schools of allopathic or osteopathic medicine, the MEDLOANS Consolidation Loan program provides special borrower benefits that can potentially save thousands of dollars in interest expenses.  MEDLOANS also offers consolidation counseling services tailored to meet the needs of today’s medical students and residents as well as practicing physicians.

•                              SMART Advantage Account – allows Sallie Mae Stafford and PLUS borrowers to place their Sallie Mae loans into a non-consolidated account and consolidate only the loans that Sallie Mae does not currently own (i.e., direct loans).  Borrowers receive payment relief needed through a longer repayment term and maintain eligibility for Sallie Mae’s borrower benefits, which will reduce the total cost of their loan indebtedness.

Sallie Mae can work with Indiana University to endorse and promote loan consolidation programs to students with outstanding direct loans or FFELP loans with other lenders to ensure that customers are aware of their consolidation options.  Sallie Mae believes that the following services will allow Indiana University to personalize the relationship with their students.  These services can include:

•                              Onsite exit counselling.  Sallie Mae can lead in-depth sessions designed to meet the needs of your students.  Handouts can be tailored to include consolidation examples based on typical student debt profiles for your programs.

•                              Training sessions for your financial aid staff.  These sessions are designed to help FAAs understand the consolidation application process and counsel students about debt management.

•                              Loan consolidation materials.  These materials range from pocketsize consolidation information cards to comprehensive consolidation packets that include an informative, 12-page booklet and a SMART LOAN application.

•                              Personalized communications to students.  Sallie Mae can help your staff draft letters alerting students to specific consolidation opportunities, such as a pending rate change, or prepare and mail letters to those students who are Sallie Mae customers.  These communications can be targeted to students who are preparing to graduate, to students who have graduated or to students who are already in repayment.

Customers who consolidate through Sallie Mae will have access to the following loan consolidation borrower benefit programs.  These programs offer substantial savings through interest rate discounts awarded for on-time payments.

•                              Direct Repay – SMART LOANS Consolidation Account borrowers will receive a ¼ percentage point interest rate reduction on eligible loans if they authorize the automatic debit of funds to cover their monthly loan payments.

•                              SMART LOAN® Consolidation Account Benefit – Customers who have an initial federal consolidation loan balance of at least $10,000 can earn a 1-percentage point interest rate reduction after they make their first 36 scheduled monthly payments on time.  The interest rate reduction continues as long as on time payments are made.

•                              MEDLOANS Consolidation Rewards – a 1 percentage point interest rate reduction is available on MEDLOANS Consolidation Loans made on or after January 15, 2003.  To qualify, MEDLOANS Consolidation customers must make their initial 48 scheduled monthly payments on time.  The interest rate reduction continues as long as on time payments are made.

Note:  Benefits are not applicable to the portion of MEDLOANS Consolidation Loans that are made up of HEAL loans.

•                              MEDLOANS Consolidation Cash Back – is an incentive program that rewards MEDLOANS Consolidation Loan customers for consistently making their payments on time and taking advantage of Sallie Mae’s web-based account services.  With this benefit, customers choose to receive a 1% credit or cash back based on the original principal amount of their MEDLOANS Consolidation Loans.  To qualify:

•                              A MEDLOANS Consolidation Loan must have its first disbursement on or after January 15, 2003.

•                              The customers must enroll in Manage Your Loans and sign up to receive account information by e-mail.

•                              The customer may make his/her initial 33 scheduled payments on time.

Customers must satisfy the above requirements as of the due date of their initial 33rd scheduled payment.

Web-based Technologies

Sallie Mae will proactively incorporate Web-based and state-of-the-art technology to create more efficient loan delivery products to meet the unique needs of your school and its students.  During all phases of the transition from your FAMS to PeopleSoft, Sallie Mae’s technical and support staff will be available to work with Indiana University to ensure a smooth transition.  Dedicated onsite resources will be made available as required.

•                              OpenNet 2.0 is Sallie Mae’s user-friendly loan delivery system that gives you and your staff control and visibility over your entire student loan process – from start to finish.  This completely online loan process helps speed the delivery of funds to your campus, gives your parents / students the peace of mind that their funding is secure and reduces the amount of time your staff spends on purely administrative tasks.  Implementing OpenNet 2.0 requires minimal involvement from your staff.

OpenNet 2.0’s “PIN-less” electronic signature process expedites the delivery of loan funds by eliminating mail transit time for loan applications, simplifies the application process by reducing paper, and provides unprecedented convenience to parents and students.

•                              Internet Account Access – Indiana University staff and borrowers will have 24-hour access to Sallie Mae-serviced accounts through www.salliemae.com.  School Self Service provides your financial aid staff with access to financial aid forms, online reports and password-protected student loan account information.  Our Manage Your Loan service allows borrowers to track account information, make loan payments online, change payment plans, postpone payments, update personal profiles and send secure emails to Sallie Mae.

Other Services for Borrowers

Sallie Mae uses technologies that increase student satisfaction in all facets of their interaction with Indiana University.  For example, our Web-based systems allow students to complete the loan process and update loan information 24 hours a day, 7 days a week.  This process may be initiated by students or by the University.  In addition to loan delivery solutions, Sallie Mae offers other services including:

•                              Online correspondence for all federally-required notices;

•                              The ability to make their payments on-line with a monthly e-mail reminding them of their payment;

•                              Ability to view and update loan data instantly;

•                              Ability to request a deferment or forbearance online, over the telephone, or via fax; and

•                              Access to TrueCareersSM, a free and confidential career web site search tool.

Marketing of Sallie Mae Products and Services

Sallie Mae will work with Indiana University to develop and print web based materials that effectively promote the Sallie Mae products and services offered.  This will include materials that encourage students to sign up for Manage Your Loans.

Indiana University, in counseling its students, will remind them of the benefits of selecting one lender for all of their funding needs.

Summary

Sallie Mae is confident that through this comprehensive solution you will be able to offer financing to students and families on highly competitive terms, achieve a maximum loan approval rate and minimize potential liability.

Sallie Mae welcomes the opportunity to continue working with Indiana University on this loan program.  Please let us know if you have any questions or concerns.  If the terms of this Letter of Understanding meet with your expectations, please sign and return this document to the address listed below.  Sallie Mae and representatives from Indiana University will meet on an annual basis to discuss the mutual expectations of this comprehensive loan program.

Sincerely,

/s/ Dennis K. Wentworth

Dennis K. Wentworth
President and Region Head
Central Region HigherEd Sales
(317) 595-1339
dennis.wentworth@slma.com

This letter sets forth the entire understanding of the parties relating to the subject matter hereof.  Notwithstanding the preceding sentence, the parties acknowledge that certain services described herein may require separate written agreements between Indiana University and Sallie Mae.  The contents of this letter are confidential and contain information that is proprietary to Sallie Mae.  Indiana University agrees that this letter and its contents shall be maintained in confidence and may only be disclosed to those employees of Indiana University who have a need to know this information for the purpose of performing their job.  Nothing in this Section with respect to confidential and proprietary information is intended to be inconsistent with Customer’s obligations under the Indiano Open Records Act, Indiana Code Section I.C. 5-14-et seq.

Agreed and Accepted:

/s/ Jennifer Foutty	1-28-04
Authorized Indiana University Representative	Date

Please return signed letter to:

Dennis K. Wentworth

President and Region Head

Central Region HigherEd Sales

Sallie Mae, Inc.

P.O. Box 6180

Indianapolis, IN 46206

For purposes of this letter, “Sallie Mae,” means SLM Corporation and its affiliates.  SLM Corporation and its subsidiaries, other than the Student Loan Marketing Association, are not sponsored by or agencies of the United States.

Indiana University Schools

School Name	Location	School Code
Indiana University	Bloomington	001809-00
Indiana University	Richmond	001811-00
IUPUI	Indianapolis	001813-00
Indiana University	Kokomo	001814-00
Indiana University	Northwest (Gary)	001815-00
Indiana University	South Bend	001816-00
Indiana University	Southeast (New Albany)	001817-00

SCHEDULE 8

BILL OF SALE AND ASSIGNMENT OF INTERESTS IN ASSETS

This Bill of Sale and Assignment of Interests in Assets (the “Bill of Sale”) is executed effective as of the            day of                                          , 2004 (“Effective Date”) by and between Education One Group, Inc. (“Seller”), an Indiana corporation, and Bank One, National Association (“Purchaser”), a national banking association.

WITNESSETH:

WHEREAS, Purchaser and Seller, among others, are parties to that certain Settlement Agreement and Release (“Settlement Agreement”) dated as of July 30, 2004; and

WHEREAS, the parties hereto desire to execute a document to record and evidence the transfer and sale of those assets identified in the Settlement Agreement that are being sold and transferred by Seller to Purchaser.

NOW, THEREFORE, pursuant to section 4 of the Settlement Agreement and in consideration of [**] Dollars ($[**]), the foregoing premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller hereby sells, assigns and transfers to Purchaser, and Purchaser hereby purchases from Seller, as of the Effective Date, any and all of the Seller’s interest in and to the Transferred Property set forth in Exhibit A hereto.

The Seller herby represents and warrants to the Purchaser as of the Effective Date, to the extent owned, leased, or licensed by Seller and subject to any restrictions on assignment and other legal limitations contained within any such license or lease agreement, that:

(a)                                There are no existing options, commitments or rights with, of or to any person to acquire any of the Transferred Property or any interest therein.

(b)                               The Seller has good, valid and marketable title in and to all of the Transferred Property, free and clear of all mortgages, liens, pledges, and security interests, of any nature whatsoever.

(c)                                To the extent that the Seller’s rights with respect to any of the Transferred Property may not be assigned without the consent of a third party (a “Required Consent”) or notice to a third party (a “Required Notice”), then: (a) Seller and Purchaser shall work together to give any Required Notices in connection with the transfer of such property to Purchaser; and (b) Seller and Purchaser shall work together to use commercially reasonable efforts to obtain any such Required Consents. Seller and Purchaser will provide each other with documentation of any Required Notice, and request for and/or receipt of any Required Notice. Failure to obtain any such Required Consent shall not constitute an agreement on the part of Seller and Purchaser to breach the agreement with such third party that required such Required Consent.  Purchaser agrees to cooperate with

Seller in obtaining such Required Consents. In the event that, despite the parties’ commercially reasonable efforts to do so a Required Consent is not obtained, then Purchaser shall negotiate in good faith with the third party from which such Required Consent is required to obtain the right to use the Transferred Property in question. In the event such efforts of Purchaser are unsuccessful, Purchaser shall either (a) return such item of Transferred Property to Seller; or (b) agree, with Seller’s consent, which will not unreasonably be withheld, to assume the risk associated with the transfer of such item of Transferred Property and agree to hold Seller harmless from same.

(d)                                 The Transferred Property sold pursuant to this Bill of Sale is SOLD WITHOUT ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND EXCEPT AS SET FORTH HEREIN.  SELLER HEREBY EXPRESSLY DISCLAIMS ALL OTHER REPRESENTATIONS AND WARRANTIES INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Settlement Agreement.

IN WITNESS WHEREOF, each of the undersigned, by its respective duly authorized officer has set his hand effective as of the day and year first noted above.

EDUCATION ONE GROUP, INC.
(“Seller”)

By:

Printed:

Title:

BANK ONE, NATIONAL ASSOCIATION
(“Purchaser”)

By:

Printed:

Title:

EXHIBIT A

[See Schedule 2 to the Settlement Agreement and Release]